Exhibit 10.2
FORM OF
SIMMONS FIRST NATIONAL CORPORATION
2023 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
NON-EMPLOYEE DIRECTOR

This Restricted Stock Unit Agreement (this “RSU Agreement”) is effective on May 3, 2023 (the “Award Date”), and is entered into between Simmons First National Corporation, an Arkansas corporation (the “Company”), and [●] (the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to make grants of Restricted Stock Units to Non-Employee Directors under the Simmons First National Corporation 2023 Stock and Incentive Plan (the “Plan”); and

WHEREAS, the Board approved the grant of Restricted Stock Units pursuant to the Plan to the Director, effective as of the Award Date, provided that the Director is (i) reelected to the Board at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) and (ii) a Non-Employee Director on the Award Date.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:

1.Grant of Restricted Stock Units. The Company hereby grants to the Director [●] Restricted Stock Units (the “RSUs”), subject to the terms of this RSU Agreement. Upon the completion of the Period of Restriction, each vested RSU shall entitle the Director to receive one Share of the Company. The RSUs are granted pursuant to the Plan and are subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this RSU Agreement. The Director agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this RSU Agreement. To the extent the terms of the Plan and this RSU Agreement are in conflict, the terms of the Plan shall govern. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this RSU Agreement. All references to specified paragraphs pertain to paragraphs of this RSU Agreement unless otherwise specifically provided.
2.No Transfer of RSUs. During the Period of Restriction, the Director shall have no rights to or with respect to the RSUs or the Stock underlying such RSUs except as specifically set forth in this RSU Agreement. During the Period of Restriction, such RSUs shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than, upon the Director’s death, by will, the laws of descent and distribution or as otherwise provided under the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Director.
3.Risk of Forfeiture. Subject to Section 4(b), should the Director’s service as a director of the Company terminate prior to the end of the Period of Restriction, the Director shall forfeit the RSUs that would otherwise have vested at the end of the Period of Restriction.
4.Period of Restriction; Vesting in the RSUs.
a.Subject to earlier vesting or forfeiture as provided below and the Director not rejecting this RSU Agreement, and subject to the Director remaining a director with the Company through the relevant vesting dates, the RSUs subject hereto will become vested as follows:
i.25% of the RSUs will immediately vest on the Award Date;
ii.An additional 25% of the RSUs will become vested on July 3, 2023;
iii.An additional 25% of the RSUs will become vested on October 2, 2023; and
iv.The remaining 25% of the RSUs will become vested on January 2, 2024.

b.Notwithstanding any other provision of this Agreement to the contrary (but subject to Section 8), upon the occurrence of the Director’s death or disability prior to the end of the Period of Restriction, then all nonvested RSUs (if any) shall fully vest, all restrictions (other than those described in Section 8) applicable to such RSUs shall terminate and the Company shall issue and deliver electronically to the Director or the Director’s personal representative, if applicable, or in the case of death, to the Director’s Beneficiary (or as otherwise provided in Article XVII of the Plan in the event there is no Beneficiary), the Shares underlying the RSUs as provided in Section 5 within thirty (30) days after the date of the Director’s death or disability. The Board’s determination in good faith regarding whether a disability has occurred shall be conclusive and determinative.
5.Issuance and Delivery of Shares; Ownership Rights.
a.Issuance and Delivery of Shares. With respect to Stock issuable on the applicable dates set forth in Section 4, the Shares will be issued on such dates in the name of and delivered to the Director via electronic delivery to the Director’s account with the Company’s stock plan administrator and will be freely transferable by the Director. The Board may change the above procedure for issuance and delivery of Shares at any time, provided that such procedure complies with Section 409A of the Code, to the extent applicable. Notwithstanding any other provision of this RSU Agreement, the issuance and delivery of the Shares under this Section 5 shall be subject to the requirements of Section 8, including restrictions on transfer as provided therein to the extent applicable.
b.Ownership Rights. The Director is not entitled to any voting and ownership rights applicable to the Stock underlying the RSUs, including the right to receive any dividends that may be paid on the Stock underlying the RSUs, prior to the issuance of the Shares. Following the issuance and delivery of the Shares, the Director shall have all voting and ownership rights as provided to other shareholders.
6.Reorganization of Company and Subsidiaries. The existence of this RSU Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the RSUs or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.Adjustment of Shares. In the event of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, reorganizations, reclassifications, combinations, exchange of shares or similar event or change in the Company’s capital stock (including the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), then for all purposes references herein to Stock or to RSUs shall mean and include all securities or other property (other than cash) that holders of Stock of the Company are entitled to receive in respect of Stock by reason of each successive event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying RSUs.
8.Certain Restrictions. By accepting the RSUs, the Director agrees that if, at the time of delivery of the Shares underlying the RSUs issued hereunder, any sale of such Shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Director will acquire such Shares for the Director’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Director will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this RSU Agreement.
9.Amendment and Termination. No amendment or termination of this RSU Agreement which would impair the rights of the Director shall be made by the Board or the Committee at any time without the written consent of the Director. No amendment or termination of the Plan will adversely affect the right, title and interest of the Director under this RSU Agreement or to RSUs granted hereunder without the written consent of the Director.
10.No Guarantee of Continued Service as a Director. This RSU Agreement shall not confer upon the Director any right with respect to continuance of the Director’s service as a director of the Company or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Director’s service as a director of the Company or other service at any time.
11.No Guarantee of Tax Consequences. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor any subsidiary nor the Board or the Committee or any designee shall be liable to any person eligible for benefits under this RSU Agreement in the event this RSU Agreement or the payments hereunder fail to comply with the requirements under Section 409A of the Code. Neither the Company nor any Subsidiary makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this RSU Agreement.

12.Banking Regulatory Provision. The RSUs and this RSU Agreement shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary hereof is subject.
13.Entire Agreement. This RSU Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements.
14.Severability. In the event that any provision of this RSU Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this RSU Agreement and this RSU Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
15.Governing Law. This RSU Agreement shall be construed in accordance with the laws of the State of Arkansas to the extent federal law does not supersede and preempt Arkansas law.
16.Electronic Delivery and Signatures. The Director hereby consents and agrees to electronic delivery of Share(s), Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
17.Plan and Prospectus. A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Director, and the Director acknowledges receipt thereof.

[Signature Page Follows]

The Director shall be deemed to have accepted and agreed to this RSU Agreement (and the underlying RSUs) on the Award Date unless written notice is provided of the rejection of this RSU Agreement to the Company’s HR administrator, Greg Gough - greg.gough@simmonsbank.com, no later than three (3) business days following the Award Date. If timely rejected, then this RSU Agreement and all RSUs hereunder shall be cancelled and forfeited ab initio.

By accepting and agreeing to this RSU Agreement, the Director acknowledges that he or she: (a) has read this RSU Agreement and the Plan; (b) has had the opportunity to be represented by legal counsel in connection with his or her acceptance of this RSU Agreement; (c) understands and agrees to the terms, conditions, and consequences set forth in this RSU Agreement and the Plan; and (d) is fully aware of the legal and binding effect of this RSU Agreement and the Plan.

SIMMONS FIRST NATIONAL CORPORATION

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James M. Brogdon, Chief Financial Officer